Berkshire Income Realty Announces Third Quarter FFO of $2,787,773 and the Acquisitions of Four Multifamily Apartment Communities

BOSTON – November 12, 2004 – Berkshire Income Realty, Inc. (AMEX: BIR.PR.A, BIR_PA, BIRPRA, BIR-A, BIR.A, BIR/RPA) today released its results for the quarter ended September 30, 2004. Financial highlights for the quarter include:

•	The Company’s funds from operations for the three and nine months ended September 30, 2004 were $2,787,773 and $6,286,169, respectively.

•	For the three and nine months ended September 30, 2004, Berkshire reported net income, before depreciation, of $2,781,204 and $6,296,653, respectively. For the comparable periods in 2003, Berkshire and the Berkshire Income Realty Predecessor Group (the Company’s predecessor entities for accounting purposes) reported net income, before depreciation, of $3,933,745 and 8,697,364, respectively. The decrease in net income, before depreciation, from quarter to quarter and year to year, was driven primarily by the decrease in income associated with the amortization of the basis differential of the mortgage funds in which the Company holds ownership interests. Fluctuations in that amortization occur when large amounts of mortgages, held by the mortgage funds, pay off during a period, as was the case in 2003. In 2004, there were substantially fewer mortgages paid off than in the previous year. Because the Company did not have any operations until the quarter ended June 30, 2003, the discussion in this press release of operating activities prior to April 1, 2003 refers to the operations and activities of the Berkshire Income Realty Predecessor Group. As described in the Company’s Form 10K for the year ended December 31, 2003, the Berkshire Income Realty Predecessor Group contributed to the Company the initial properties that comprise a portion of the Company’s current operations.

•	On November 3 and November 4, 2004, the Company consummated the acquisition of four multifamily apartment communities in Virginia, definitive purchase agreements for which the Company entered into on September 2, 2004. The Virginia communities total 729 apartment units and range in size from 153 to 216 apartments units. The aggregate purchase price for the Virginia multifamily apartment communities is $42,700,000, allocated as follows: Trellis at Lees Mill, $8,825,000 (Newport News, VA), Bridgewater on the Lake, $18,950,000 (Hampton, VA), Arboretum Place, $10,575,000 (Newport News, VA) and Silver Hill at Arboretum, $4,350,000 (Newport News, VA). The Company also acquired the vacant land adjacent to Arboretum Place for $1,500,000.

President and CFO, David Quade comments, “We are very excited about the Virginia acquisitions. We feel the apartment communities are in a good rental market and are well located. These acquisitions also allow us to put an additional $13 million of our available capital to work.”

Funds From Operations

The Company has adopted the revised definition of Funds from Operations (“FFO”) adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). Management considers FFO to be an appropriate measure of performance of an equity REIT. We calculate FFO by adjusting net income (loss) (computed in accordance with GAAP, including non-recurring items) for gains (or losses) from our minority interest in our operating partnership, Berkshire Income Realty – OP, L.P., sales of properties and real estate-related depreciation and amortization. Management believes that in order to facilitate a clear understanding of the historical operating results of the Company, FFO should be considered in conjunction with net income (loss) as presented in the financial statements included elsewhere herein. Management considers FFO to be a useful measure for reviewing the comparative operating and financial performance of the Company because, by excluding gains and losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help one compare the operating performance of a company’s real estate between periods or as compared to different companies.

The Company’s calculation of FFO may not be directly comparable to FFO reported by other REITs or similar real estate companies that have not adopted the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently. FFO should not be considered as an alternative to net income (loss) (determined in accordance with GAAP) as an indication of our performance. FFO does not represent cash generated from operating activities determined in accordance with GAAP and is not a measure of liquidity or an indicator of our ability to make cash distributions. We believe that to further understand our performance, FFO should be compared with our reported net income (loss) and considered in addition to cash flows in accordance with GAAP, as presented in our financial statements.

The following table presents a reconciliation of net income (loss) to FFO for the three and nine months ended September 30, 2004 and 2003:

	Three Months ended September 30,		Nine Months ended September 30,
	2004	2003	2004	2003
Net Income (loss)	$29,350	$2,114,976	$(1,898,170)	$3,116,645
Add:
Depreciation of real property	2,160,486	1,915,149	543,521	4,652,562
Minority interest in Operating Partnership	244,025	488,050	732,075	488,050
Minority interest in properties	2,418	31,025	111,228	125,228
Amortization of acquired in-place leases
and tenant relationships	361,251	--	1,134,188	--
Equity in loss of Multifamily Joint Venture	58,105	--	160,778	--
Funds from Operations of Multifamily Joint
Venture	43,908	--	10,562	--
Less:
Minority interest in properties share of
Funds from Operations	(111,770)	(132,660)	(275,309)	(260,029)
Gain on transfer of property to Multifamily
Joint Venture	--	--	(232,704)	--

Funds from Operations	$2,787,773	$4,416,539	$6,286,169	$8,122,456

Forward Looking Statements

This release may contain forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the Company’s control, which may cause material differences in actual results, performance or other expectation. These factors include, but are not limited to, changes in economic conditions generally and the real estate and bond markets specifically, legislative/regulatory changes (including changes to laws governing the taxation of REITs, availability of capital, interest rates and interest rate spreads, changes in generally accepted accounting principles and guidelines applicable to REITs), those set forth in Part I, “Risk Factors” of the Company’s Form 10-K for the year ended December 31, 2003 and other risks and uncertainties as may be detailed from time to time in the Company’s public announcements and SEC filings. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company assumes no obligation to update such information.

BERKSHIRE INCOME REALTY, INC. (FORMERLY BERKSHIRE INCOME REALTY PREDECESSOR GROUP) CONSOLIDATED BALANCE SHEETS (unaudited)
	September 30, 2004	December 31, 2003
ASSETS
Multifamily apartment communities, net of accumulated depreciation of
$110,520,391 and $102,609,721, respectively	$154,399,789	$145,222,916
Cash and cash equivalents	34,904,628	42,145,947
Available for sale securities, at fair value	18,610,841	18,488,414
Cash restricted for tenant security deposits	857,735	856,498
Replacement reserve escrow	478,247	318,708
Prepaid expenses and other assets	7,839,526	5,113,200
Investment in Mortgage Funds	13,027,092	24,046,908
Investment in Multifamily Joint Venture	2,306,847	--
Acquired in place leases and tenant relationships, net of accumulated
amortization of $1,253,003 and $212,200, respectively	226,471	1,061,004
Deferred expenses, net of accumulated amortization of $540,567 and
$323,067 respectively	1,529,684	1,621,498

Total assets	$234,180,860	$238,875,093

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Mortgage notes payable	$186,092,756	$184,471,204
Due to affiliates	1,221,154	1,318,755
Dividends and distributions payable	1,087,607	1,087,593
Accrued expenses and other liabilities	3,874,790	3,268,859
Tenant security deposits	1,074,738	971,363

Total liabilities	193,351,045	191,117,774

Commitments and Contingencies	--
Minority interests	--	--
Stockholders' equity:
Series A 9% Cumulative Redeemable Preferred Stock, no par
value,
$25 stated value, 5,000,000 shares authorized, 2,978,110 shares
issued and outstanding at September 30, 2004 and December 31, 2003	70,210,830	70,210,830
Class A common stock, $.01 par value, 5,000,000 shares authorized; 0 shares issued and outstanding at September 30, 2004 and December 31,
2003	--	--
Class B common stock, $.01 par value, 5,000,000 shares authorized;
1,283,313 shares issued and outstanding at September 30, 2004 and
December 31, 2003
	12,833	12,833
Excess stock, $.01 par value, 15,000,000 shares authorized, 0 shares issued and outstanding at September 30, 2004 and December 31, 2003
Accumulated deficit	(29,393,848)	(22,452,115)
Accumulated other comprehensive gain (loss)	-	(14,229)

Total stockholders' equity	40,829,815	47,757,319

Total liabilities and stockholders' equity	$234,180,860	$238,875,093

BERKSHIRE INCOME REALTY, INC. (FORMERLY BERKSHIRE INCOME REALTY PREDECESSOR GROUP) CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
	Three months ended September 30,		Nine months ended September 30,
	2004	2003	2004	2003

Revenue:
Rental	$9,190,568	$6,908,604	$27,079,335	$20,597,848
Interest	153,997	11,519	640,010	78,235
Utility reimbursement	132,474	132,671	395,860	339,975
Other	463,604	374,448	1,159,968	926,784

Total revenue	9,940,643	7,427,242	29,275,173	21,942,842

Expenses:
Operating	2,542,538	1,912,239	7,304,839	5,187,303
Maintenance	782,811	714,588	2,102,462	1,783,680
Real estate taxes	1,085,799	643,050	3,236,604	1,817,100
General and administrative	355,951	476,240	1,074,150	1,148,700
Management fees	647,398	464,696	1,922,754	1,572,990
Depreciation	2,751,854	1,818,769	8,194,823	5,453,969
Loss on extinguishment of debt	--	86,748	--	337,832
Organizational costs	--	--	--	213,428
Interest	2,638,987	1,829,877	8,093,230	5,580,719
Loss on sale of securities	--	--	163,630	--
Amortization of acquired in-place
leases and
tenant relationships	361,251	--	1,134,188	--

Total expenses	$11,166,589	7,946,207	33,226,680	23,095,721

Loss before minority interest in
properties, equity in loss of
Multifamily Joint Venture, equity in
income of Mortgage Funds, minority
common interest in Operating
Partnership and gain on transfer of
property to Multifamily Joint Venture	(1,225,946)	(518,965)	(3,951,507)	(1,152,879)
Minority interest in properties	(2,418)	(31,025)	(111,228)	(125,228)
Equity in loss of Multifamily Joint
Venture	(58,105)	--	(160,778)	--
Equity in income of Mortgage Funds	1,559,844	3,153,016	2,824,714	4,882,802
Minority common interest in Operating
Partnership	(244,025)	(488,050)	(732,075)	(488,050)

Income (loss) before gain on transfer of
property to Multifamily Joint Venture	29,350	2,114,976	(2,130,874)	3,116,645
Gain on transfer of property to
Multifamily Joint Venture	--	--	232,704	--

Net income (loss)	29,350	2,114,976	(1,898,170)	3,116,645

Preferred dividend	(1,675,200)	$(1,675,202)	(5,025,638)	(3,276,089)

Net income (loss) available to common
shareholders	$(1,645,850)	$439,774	$(6,923,808)	$(159,444)

Basic and diluted earnings per share data:
Net income (loss) per common share	$(1.28)	$0.34	$(5.40)	$(0.19)

Weighted average number of common shares
outstanding, basic and diluted	1,283,313	1,283,313	1,283,313	837,207

Contact Information:
Berkshire Income Realty, Inc.
One Beacon Street, Suite 1500
Boston, MA 02108

Attention:Phil Darby
E-mail: phil.darby@berkshire-group.com

Telephone:   1-617-574-8374
Facsimile:   1-617-423-8919